EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Board of Directors
NeoMedia Technologies, Inc.

      We consent to the incorporation by reference of our Report of Independent Registered Public Accounting Firm dated February 11, 2005 on the consolidated balance sheet as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2004 and 2003, included in this Form 10-KSB, into the Company's previously filed Registration Statements (File Nos.333-33738, 333-36098, 333-42477, 333-85422, 333-99183, 333-101588, 333-103172, 333-107239, 333-109778,
333-110189, 333-110329 and 333-114123).

/s/ STONEFIELD JOSEPHSON, INC.
------------------------------

CERTIFIED PUBLIC ACCOUNTANTS

Irvine, California
March 4, 2005






                                      23.1